UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to §240.14a-12

ORBCOMM INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FAQs Circulated to Employees by ORBCOMM Inc. on April 8, 2021

FAQs about ORBCOMM’s Agreement to be Acquired by GI Partners

IMPORTANT NOTE: Please continue to follow company policy and forward all media and investor inquiries to Michelle Ferris or Sue Rutherford.

All responses will be handled by Marc Eisenberg or Chris Lebrun.

Why is now the right time for this transaction?

•	A partnership with GI Partners will enable us to accelerate our long-term growth.

•	We believe that the resources as well as the financial and operational strength of GI Partners will enable ORBCOMM to continue to execute on our strategy.

•	This transaction is in the best interest of ORBCOMM and its employees, customers and shareholders.

Who is GI Partners?

•	Founded in 2001, GI Partners is a private investment firm based in San Francisco, California. Their Data Infrastructure group is based in New York City, New York.

•	The firm has raised over $26 billion in capital from leading institutional investors around the world to invest in private equity, real estate and data infrastructure strategies.

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GI Partners’ data infrastructure team invests primarily in hard asset infrastructure businesses underpinning the digital economy. Their recent investments include BlueStream, DR Fortress and Vast Broadband.

•	The private equity team invests primarily in companies in the Healthcare, IT Infrastructure, Services and Software sectors.

•	GI Partners has an established track record of working with companies to accelerate growth and typically invests in strong management teams.

What are the terms of the agreement with GI Partners?

•	ORBCOMM has entered into a definitive agreement to be acquired by GI Partners.

•	It is an all-cash transaction that values ORBCOMM at approximately $1.1 billion, including net debt.

•	ORBCOMM shareholders will receive $11.50 in cash per outstanding share of common stock upon closing of the transaction.

•	This represents a premium of approximately 52% to ORBCOMM’s closing share price on April 7th and a 50% premium over the 90-day volume-weighted average share price through that date.

•	The ORBCOMM Board of Directors unanimously approved the agreement with GI Partners and recommends that ORBCOMM shareholders vote in favor of the transaction.

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Under the terms of the definitive merger agreement, ORBCOMM may actively solicit and consider alternative acquisition proposals during a “go shop” period that will expire on May 7, 2021. ORBCOMM will have the right to terminate the merger agreement to accept a superior proposal subject to the terms and conditions of the merger agreement, including payment of a termination fee. There can be no assurances that this process will result in a superior proposal, and ORBCOMM does not intend to disclose developments with respect to this solicitation process unless and until ORBCOMM’s Board makes a determination requiring further disclosure.

•	Upon completion of a successful transaction, ORBCOMM will become a privately-held company, and our stock will no longer be listed on the Nasdaq.

Why did GI Partners decide to invest in ORBCOMM?

GI Partners will focus on advancing ORBCOMM’s long-term strategy and accelerating our growth. They want to build on our momentum in the industrial IoT and see a large addressable market. GI Partners plans to emphasize key areas of the business with investments in sales, marketing and innovation to support our market expansion. GI Partners typically has a 5-year investment horizon.

What is the timeline for closing the transaction?

•	We currently expect the transaction to be completed in the second half of 2021.

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Closing of the transaction is subject to customary conditions, including approval by the holders of a majority of the voting power of our outstanding shares and receipt of required regulatory approvals.

What happens if we get a better offer during the “go shop” period?

•	ORBCOMM will have the right to terminate the merger agreement to accept a superior proposal subject to the terms and conditions of the merger agreement, including payment of a termination fee.

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There can be no assurances that this process will result in a superior proposal, and ORBCOMM does not intend to disclose developments with respect to this solicitation process unless and until ORBCOMM’s Board makes a determination requiring further disclosure.

Is there a chance that this transaction will not happen?

As with any transaction, there are no guarantees. However, we expect this transaction to close.

What is the impact on our day-to-day operations?

It is business as usual for ORBCOMM and its employees in all respects. We will continue to work hard and service our customers. We will remain a publicly traded company until the transaction closes.

Do we continue operating under the ORBCOMM brand?

Yes. The ORBCOMM brand and company name will not change.

Will Marc Eisenberg continue to lead the company as CEO?

We expect Marc to continue in his position as CEO.

Will ORBCOMM employees receive new contracts or letters of employment?

We do not expect any immediate changes to employees’ existing contracts or letters of employment.

Will there be a layoff or any office closures?

GI Partners’ acquisition of ORBCOMM is based on growth as opposed to cost reduction.

Will there be any changes to ORBCOMM employees’ compensation or health benefits?

We do not expect there to be any immediate changes to employees’ health benefits or compensation.

What does this mean for ORBCOMM’s position in the industrial IoT marketplace?

We expect this acquisition to accelerate ORBCOMM’s growth and market share through GI Partners’ investment in sales, marketing and innovation, which we expect will improve our competitive position in the IoT marketplace.

What does the GI Partners’ business plan look like post-transaction?

At this time, “our plan is their plan.” We expect to start some of the new initiatives we have discussed with GI Partners now as part of our “10 and 20” growth strategy.

How will ORBCOMM’s customers and partners find out about the transaction?

In addition to the press release ORBCOMM sent out via the newswire this morning, ORBCOMM customers and partners will be notified today via an email from Marc Eisenberg about the announcement. We will continue to update our customers and partners as we move through this process.

How will this transaction impact ORBCOMM’s customers and partners?

There is no change for our customers and partners. It is business as usual in all respects, and we remain committed to delivering world-class service and the most comprehensive and innovative IoT solution offering.

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Forward-Looking Statements

Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives and expectations for future events and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning ORBCOMM’s expectations, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond ORBCOMM’s control, that may cause ORBCOMM’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the transaction may not be consummated in a timely manner, if at all; (ii) the risk that the transaction may not be consummated as a result of buyer’s failure to comply with its covenants and that, in certain circumstances, ORBCOMM may not be entitled to a termination fee; (iii) the risk that the definitive merger agreement may be terminated in circumstances that require ORBCOMM to pay a termination fee; (iv) risks related to the diversion of management’s attention from ORBCOMM’s ongoing business operations; (v) risks regarding the failure of the buyer to obtain the necessary financing to complete the transaction; (vi) the effect of the announcement of the transaction on ORBCOMM’s business relationships (including, without limitation, customers), operating results and business generally; and (vii) risks related to obtaining the requisite consents to the transaction, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval. In addition, specific consideration should be given to various factors described in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in our Annual Report on Form 10-K, and other documents, on file with the Securities and Exchange Commission. ORBCOMM undertakes no obligation to publicly revise any forward-looking statements or cautionary factors, except as required by law.

Additional Information and Where to Find It

In connection with the proposed transaction between ORBCOMM and GI Partners, ORBCOMM will file with the SEC a preliminary Proxy Statement of ORBCOMM (the “Proxy Statement”). ORBCOMM plans to mail to its stockholders a definitive Proxy Statement in connection with the proposed transaction. ORBCOMM URGES YOU TO READ THE PROXY STATEMENT AND

OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ORBCOMM, GI PARTNERS, THE PROPOSED TRANSACTION AND RELATED MATTERS. You will be able to obtain a free copy of the Proxy Statement and other related documents (when available) filed by ORBCOMM with the SEC at the website maintained by the SEC at www.sec.gov. You also will be able to obtain a free copy of the Proxy Statement and other documents (when available) filed by ORBCOMM with the SEC by accessing the Investor Relations section of ORBCOMM’s website at investors.orbcomm.com or by contacting ORBCOMM’s Investor Relations at investorrelations@orbcomm.com or calling +1 703.462.3894.

Participants in the Solicitation

ORBCOMM and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from ORBCOMM’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of ORBCOMM in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise will be included in the Proxy Statement when it is filed with the SEC. You may also find additional information about ORBCOMM’s directors and executive officers in ORBCOMM’s proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on March 15, 2021 and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. You can obtain free copies of these documents from ORBCOMM using the contact information above.